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                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of March 19, 1998, by and among Certified Diabetic Services, Inc., a Delaware corporation, with headquarters located at 2373 Horseshoe Drive South, Naples, Florida 34104 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

         WHEREAS:

         A. The Company, and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. The Company has authorized (i) the following new series of its Preferred Stock, par value $.01 per share (the "Preferred Stock"): the Company's Series A Convertible Preferred Stock (the "Preferred Shares") which shall be convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Designation substantially in the form attached hereto as Exhibit A (the "Certificate of Designation") and (ii) the issuance of warrants (the "Warrants"), substantially in the form attached hereto as Exhibit B, to purchase shares of Common Stock (the "Warrant Shares");

         C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of 3,000 of the Preferred Shares and Warrants to purchase an aggregate of 70,000 shares of Common Stock, at the rate of one Preferred Share and a Warrant to purchase 23 1/3 shares of Common Stock for each $1,000 to be invested by such Buyer as set forth opposite each Buyer's name on the Schedule of Buyers;

         D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:


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         1.       PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

                  a. Purchase of Preferred Shares and Warrants. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6 and 7, the Company shall issue and sell to the Buyers and the Buyers severally shall purchase from the Company an aggregate of 3,000 Preferred Shares and Warrants to purchase an aggregate of 70,000 shares of Common Stock at the rate of one Preferred Share and a Warrant to purchase 23 1/3 shares of Common Stock for each $1,000 to be invested by such Buyer, as set forth opposite each Buyer's name on the Schedule of Buyers (the "Closing").

                  b. The Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m. Eastern Time, within two (2) business days following the date hereof, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 (or such later date as is mutually agreed to by the Company and the Buyers); provided, however, that the Company may extend the Closing for up to two (2) additional business days if needed to obtain confirmation of the filing of the Certificate of Designation, but any such additional days shall not be included in any time frame contained in any Transaction Document which runs from the Closing Date. The Closing shall occur on the Closing Date at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, NY 10022 (or such other place as is mutually agreed to by the Company and the Buyers).

                  c. Form of Payment. On the Closing Date, (i) each Buyer shall pay the amount set forth opposite its name on the Schedule of Buyers to the Company for the Preferred Shares and Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer (x) stock certificates (in the denominations such Buyer shall request) representing such number of the Preferred Shares and (y) certificates (in the denominations such Buyer shall request) representing such number of Warrants which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), each duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

         2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:

                  a. Investment Purpose. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants, will acquire the Warrant Shares then issuable (the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer, subject to Section 2(f), does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of

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the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

                  c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Securities.

                  d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to review materials and to ask questions of the Company and have reviewed materials and asked questions of the Company to the extent such Buyer and its advisors, if any, deem appropriate. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer acknowledges that it has sufficient experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in Preferred Shares.

                  e. No Government Review. Such Buyer understands that no United States federal or state agency or any other governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be

                                      - 3 -


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deemed to be an underwriter (as the term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  g. Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Each Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act.

                  h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.


                                      - 4 -


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                  i. Residency. Such Buyer is a resident of that country
specified in the Schedule of Buyers.


         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Buyers that:

                  a. Organization and Qualification. The Company and each of its subsidiaries (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdictions in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their respective businesses as now being conducted. The Company and each of its subsidiaries are duly qualified as foreign corporations to do business and are in good standing in every jurisdiction in which the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, liabilities, financial condition or prospects of the Company and its subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith.

                  b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Warrants, the Irrevocable Transfer Agent Instructions (as defined in Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents and the Certificate of Designation by the Company and the consummation by it of the transactions contemplated thereby, including without limitation the issuance of the Preferred Shares, the issuance of the Conversion Shares upon conversion thereof, the issuance of the Warrants and the issuance of the Warrant Shares upon exercise thereof have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents and the Certificate of Designation have been duly executed and delivered by the Company, (iv) each of the Transaction Documents constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Designation will be filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.

                  c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock,

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of which 10,825,000 shares are issued and outstanding, 8,000,000 shares are reserved and available for issuance pursuant to the Company's stock option and purchase plans, 7,000,000 shares are reserved and available for issuance pursuant to outstanding options, warrants, and other securities convertible into or exchangeable for Common Stock set forth in Schedule 3(c), and no shares are reserved for issuance pursuant to securities (other than the Preferred Shares, the Warrants, and the securities listed on Schedule 3(c)) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of Preferred Stock, none of which are issued or outstanding or reserved for issuance. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in
Schedule 3(c), no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or were issued in violation of the 1933 Act or applicable state, provincial or municipal securities laws. Except as disclosed in Schedule 3(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities, (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement) and (iv) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem or purchase a security of the Company or any of its subsidiaries. Except as disclosed in Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities pursuant to this Agreement, the Certificate of Designation or the Warrants. The Company has furnished to the Buyers true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  d. Issuance of Securities. The Preferred Shares are duly authorized for issuance and sale to the Buyers by the Company pursuant hereto and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designation. 2,000,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f)) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares. Upon conversion in accordance with the terms and conditions of the Certificate of Designation, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof with the holders being entitled to all

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rights accorded to a holder of Common Stock. The Warrants are duly authorized for issuance and sale to the Buyers by the Company pursuant hereto and, upon issuance in accordance with the terms hereof, shall be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. 105,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f)) have been duly authorized and reserved for issuance upon exercise of the Warrants. Upon exercise in accordance with the terms and conditions of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                  e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or the By-laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, by-law, directive, order, judgment or decree (including federal, state, provincial and municipal securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except to the extent that matters within clauses (ii) and (iii) immediately above would not have a Material Adverse Effect. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under
(i) the Certificate of Incorporation or the By-laws or their organizational charter or by-laws, respectively, or (ii) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries, except to the extent that such violation or default would not have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, rule, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or the Certificate of Designation in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  f. Financial Statements. The draft audited consolidated balance sheet of the Company and its subsidiaries as of October 31, 1997 and related statement of income, retained earnings and cash flow for the period then ended and the notes thereto have been prepared in

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accordance with generally accepted accounting principles, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the period then ended. The draft unaudited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1997 and related statement of income, retained earnings and cash flow for the period then ended and the notes thereto have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the period then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided in writing by or at the direction of the Company to the Buyers, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its subsidiaries or any of their officers, directors, employees or agents has provided the Buyers with any material, nonpublic information (other than information which shall be disclosed in the Registration Statement (as defined in the Registration Rights Agreement) on the effective date of such Registration Statement). No stop order suspending the effectiveness of any registration statement of the Company filed under the 1933 Act has been issued by the SEC under the 1933 Act and no proceedings therefore have been initiated or, to the best knowledge of the Company, threatened by the SEC.

                  g. Absence of Certain Changes. Except as disclosed in Schedule 3(g), since October 31, 1997 there has been no Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                  h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries, the Common Stock or any of the Company's or its subsidiaries' officers or directors in their capacities as such, except as expressly set forth in Schedule 3(h).

                  i. Acknowledgment Regarding Buyers' Purchase of Preferred Shares and Warrants. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with

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the Transaction Documents and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  j. No Undisclosed Liabilities. As of the date of the most recent balance sheet provided in Section 3(f), the Company had no material liabilities, except for liabilities which are reflected or reserved for on such balance sheet in accordance with generally accepted accounting principles. Since the date of the most recent balance sheet, the Company has operated in the ordinary course of business, consistent with past practices, and has not incurred or become subject to, or agreed to incur or become subject to, any material liability, except in the ordinary course of business, consistent with past practice.

                  k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                  l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, nor will the Company or any of its subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                  m. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. Neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement, and the Company and its subsidiaries believe that relations with their employees are good. Each of the Company and its subsidiaries is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder. None of the following events has occurred or is reasonably expected to occur that when taken together with all other such events could reasonably be expected to result in a Material Adverse Effect: (i) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to any "employee pension benefit plan" as such term is defined in Section 3 of ERISA (other than a Multiemployer Plan (as defined below)) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 302 of ERISA (a "Plan"); (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iv) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect

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to any Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its subsidiaries from any Plan or "multiemployer plan" as defined in Section 4001(a)(3) of ERISA ("Multiemployer Plan"); (vi) the receipt by the Company or any of its subsidiaries from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vii) the receipt by the Company or any of its subsidiaries of any notice concerning the imposition of liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA or of a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (viii) the occurrence of a "prohibited transaction" with respect to which the Company or any of its subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) and with respect to which the Company or such subsidiary would be liable for the payment of an excise tax.

                  n. Intellectual Property Rights. To the knowledge of the Company, the Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights to conduct their respective businesses as now conducted, except to the extent that the failure to possess such rights or licenses would not have a Material Adverse Effect. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of any trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, except as set forth on Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or any of its subsidiaries regarding any trademarks, trade names, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except for such facts and circumstances which would not have a Material Adverse Effect.

                  o. Environmental Laws. (i) The Company and its subsidiaries
(x) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety or emissions, discharges, releases, threatened releases, removal, remediation or abatement of pollutants, contaminants, chemicals or industrial, hazardous or toxic substances or wastes into or in the environment (including without limitation air, surface water, ground water or land), or otherwise used in connection with the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances or wastes, as defined under such applicable laws ("Environmental Laws"), (y) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) are in compliance with all terms and conditions of any such permit, license or approval, except to the extent that the matters within clauses (x), (y) or (z) above would not have a Material Adverse Effect.

                  (ii) There is no substance designated a "hazardous substance" by any Environmental Law, including asbestos, petroleum, urea formaldehyde insulation and petroleum by-products ("Hazardous Substance") present at any of the real property currently owned or leased by the Company or any of its subsidiaries, except to the extent that such presence could not reasonably be expected to have a Material Adverse Effect; and with respect to such real property, there has not occurred (x) any release or, to the knowledge of the Company, any threatened release of a Hazardous Substance or (y) any discharge or, to the knowledge of the Company, threatened discharge of any Hazardous Substance into the ground, surface or navigable waters which discharge or threatened discharge violates any federal, state, local, provincial, municipal or foreign laws, rules or regulations concerning water pollution.

                  (iii) None of the Company or any of its subsidiaries has disposed of, transported, or arranged for the transportation or disposal of any Hazardous Substance where such disposal, transportation or arrangement would give rise to liability pursuant to any Environmental Law other than any such liabilities that could not reasonably be expected to have a Material Adverse Effect.

                  (iv) There are no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls or urea formaldehyde insulation at any of the real property currently owned or leased by the Company or any of its subsidiaries in violation of any Environmental Law.

                  p. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, except to the extent that the failure to have good and marketable title would not have a Material Adverse Effect, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  q. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  r. Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations, approvals, licenses, easements, rights-of-way, orders and permits ("Permits") issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that the failure to possess such certificates, authorizations and permits would not have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit.

                  s. Compliance With Law. Except as set forth on Schedule 3(s), each of the Company and its subsidiaries has complied with, has not received any notice of violation of, and has no knowledge of any facts which with or without notice could reasonably be expected to constitute a violation of, any laws, ordinances, rules, regulations, orders, judgment, injunctions, awards or decrees of any governmental entity applicable to the Company and its subsidiaries and their properties, except for any violation or failure so to comply which could not reasonably be expected to have a Material Adverse Effect.

                  t. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  u. No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the reasonable judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect.

                  v. Tax Status. Except as set forth on Schedule 3(v), the Company and each of its subsidiaries have made or filed all federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  w. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares and the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligations to issue Conversion Shares upon conversion of the Preferred Shares and to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Preferred Shares and the Warrants, as the case may be, are absolute and unconditional regardless of the dilutive effect that such issuances may have on the ownership interests of other stockholders of the Company.

                  x. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

                  y. No Material Misstatement. None of the representations or warranties of the Company contained herein and none of the information contained in the Schedules hereto furnished by the Company is false or misleading in any material respect or omits to state a material fact necessary to make the statements herein or therein not misleading in any material respect.

                  z. No Broker or Finder. Except for Jesup & Lamont Securities Corporation, no broker or finder has been engaged by the Company in connection with the transactions contemplated by the Transaction Documents and no commission, finder's fees or similar compensation or remuneration is payable to any entity engaged by the Company, except for Jesup & Lamont Securities Corporation, as a result of the Company's or the Buyers' actions in connection with the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby.

         4.       COVENANTS.

                  a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  b. Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

                  c. Reporting Status. Beginning at such time, if any, as the Company becomes an issuer required to file reports under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and until the date on which (A) the Investors shall have sold all of the Conversion Shares and all of the Warrant Shares and (B) none of the Preferred Shares and Warrants is outstanding (the "Registration Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  d. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares and the Warrants for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

                  e.       Financial Information.

                           (i) The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Registration Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its subsidiaries and
         (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                           (ii) From and after 120 days after the Closing Date, if the Company is not required to file any reports with the SEC pursuant to the 1934 Act, the Company shall generally make available to the public until such time as it is required to file any reports with the SEC pursuant to the 1934 Act, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10- Q and 10-K if the Company were required to file such forms, including, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. From and after 120 days after the Closing Date and provided that the Preferred Shares and the Warrants are outstanding, the Company shall furnish to the Investors, and generally make available to the public, the information required to be delivered pursuant to Rule 144(c) under the 1933 Act.

                  f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

                  g. Right of First Refusal. So long as at least an aggregate of 10% of the Preferred Shares issued at the Closing remain outstanding, but subject to the exceptions described below, the Company shall not enter into a binding agreement or otherwise agree with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or securities convertible or exchangeable into or for equity securities of the Company (including debt securities with an equity component) in any form ("Future Offerings") during the period beginning on the Closing Date and ending on and including the date which is 365 days after the Closing Date, unless it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "Future Offering Notice") describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Percentage (as defined below), as of the date of delivery of the Future Offering Notice, in the Future Offering on the same terms and conditions set forth in the Future Offering Notice (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitation"). For purposes of this Section 4(g), "Aggregate Percentage" at any time with respect to any Buyer shall mean the percentage obtained by dividing (i) the aggregate number of Preferred Shares issued to such Buyer at the Closing by (ii) the aggregate number of Preferred Shares issued to all of the Buyers at the Closing. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within ten (10) business days of receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage then each Buyer which has indicated that it is willing to purchase a number of securities in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (based on the relation of (i) the aggregate number of Conversion Shares issued or issuable, as if a conversion occurred on such date, upon conversion of the Preferred Shares held by such Buyer (without giving effect to the limitations on conversion contained herein or in the Certificate of Designation) and Warrant Shares issued or issuable, as if exercise occurred on such date, upon exercise of the Warrants held by such Buyer (without giving effect to the limitations on exercise contained herein or in the Warrants) to (ii) the aggregate number of Conversion Shares issued or issuable, as if a conversion occurred on such date, upon conversion of the Preferred Shares held by all of the Buyers which are participating in the Future Offering and Warrant Shares issued or issuable, as if exercise occurred on such date, upon exercise of the Warrants held by all of the Buyers which are participating in the Future Offering) of the securities in the Future Offering which one or more Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(g), the Company shall have 30 days thereafter to sell the securities of the Future Offering respecting which such Buyer's rights were not exercised upon terms and conditions no more favorable to the purchasers thereof than the terms and conditions specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 30 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(g). The Capital Raising Limitation shall not apply to (i) a loan from a commercial bank,
(ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (C) as consideration for the acquisition of a business, product or license by the Company, (iii) the issuance of Common Stock in an underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, or (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants. The Buyers shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings.

                  h.       Listing.

                           (i) The Company shall promptly secure the quotation of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon the OTC Board or the Nasdaq SmallCap Market, as applicable, upon which shares of Common Stock are listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so quoted, such quotation of all Registrable

         Securities from time to time issuable under the terms of the Transaction Documents. Neither the Company nor any of its subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on the OTC Board or the Nasdaq SmallCap Market, as applicable (other than any action which the Company takes in order to secure the quotation or listing of the Registrable Securities on a nationally recognized exchange or market). The Company shall comply in all respects with the reporting requirements of the OTC Board. The Company shall promptly provide to each Buyer copies of any notices it receives from the OTC Board or the Nasdaq SmallCap Market, as applicable, regarding the continued eligibility of the Common Stock for listing on such market or automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

                           (ii) The Company shall use its best efforts to list the Common Stock on the Nasdaq SmallCap Market and thereafter to maintain the Common Stock's authorization for quotation on the Nasdaq SmallCap Market. If pursuant to this Section 4(h) the Common Stock is not listed on the Nasdaq SmallCap Market within 120 days after the Closing Date, the Company shall pay to each Investor liquidated damages ("Liquidated Damages") in an amount equal to two percent (2%) of the stated value of the Preferred Shares outstanding per month. All accrued Liquidated Damages shall be paid to the affected Investors by the Company, at its option, by certified check or wire transfer of immediately available funds. Once the Common Stock is so listed, the accrual of Liquidated Damages will cease. If pursuant to this Section 4(h) the Common Stock is not listed on the Nasdaq SmallCap Market within 180 days after the Closing Date, the amount of Liquidated Damages to be paid by the Company to each Investor shall increase to four percent (4%) of the stated value of the Preferred Shares outstanding per month. Notwithstanding the foregoing, in the event that at any time the Company would be required to pay both Liquidated Damages under this Section 4(h)(ii) and liquidated damages under
         Section 2(f) of the Registration Rights Agreement (the "Registration Liquidated Damages"), the Company shall only be required to pay the greater of (x) the Liquidated Damages and (y) the Registration Liquidated Damages; provided that, if at such time the Liquidated Damages equal the Registration Liquidated Damages, the Company shall only be required to pay either the Liquidated Damages or the Registration Liquidated Damages.

                  i. Expenses. Subject to Section 9(l), following the Closing, the Company shall reimburse the Buyers for the Buyers' reasonable expenses (including attorneys fees and expenses) in connection with negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby up to an aggregate of $20,000.

                  j. Intentionally omitted.

                  k. Sale Restrictions. As long as the Buyers hold Preferred Shares, the Buyers agree not to enter into, directly or indirectly, or solicit, induce or collaborate with any other person to enter into, any short position involving the Common Stock (including by selling put equivalent positions as that term has meaning under the rules promulgated by the SEC under Section 16(a) of the 1934 Act).

                  l. Underwriting Lock-Up Agreements. At any time after 90 days after the Closing Date, the Company may require that all, but not less than all, of the holders of the Preferred Shares and the Warrants agree to sign a "lock-up" agreement with the underwriters of a public offering of the Common Stock pursuant to which the holders would agree not to sell any Conversion Shares issued to the holders pursuant to a Conversion Notice delivered to the Company or any Warrant Shares issued to the holders upon exercise of the Warrants during the period beginning on the date designated by the Company, which date shall be not less than 10 days after the holders' receipt of such notice, and ending on the date which is 60 days after the beginning of the lock-up period as designated by the Company (the "Underwriting Lock-Up Period"). The Company shall exercise this right by delivering written notice (the "Lock-Up Request Notice") of such request to all of the holders of the Preferred Shares and Warrants then outstanding at least 10 days prior to the date on which the Underwriting Lock-Up Period will begin, but in no event prior to the filing of the registration statement for such proposed offering. The Lock-up Request Notice shall state (i) that the underwriters of such offering have requested that the holders of the Preferred Shares and the Warrants enter into "lock-up" agreements, (ii) the date on which the Underwriting Lock-Up Period will begin and (iii) the name of the managing underwriters of the proposed offering. Notwithstanding the foregoing, the Company shall not be entitled to require the holders to enter into lock-up agreements unless (A) the Underwriting Lock-Up Period is not more than 60 days, (B) the Underwriting Lock-Up Period shall terminate immediately upon the termination or abandonment or indefinite delay of the underwritten offering, (C) the managing underwriters for such proposed offering are included on the Schedule of Underwriters attached to this Agreement or have a minimum capital of $5,000,000, (D) the preliminary prospectus for such underwritten public offering reflects a price per share to the public of not less than $4.00 per share and an aggregate gross proceeds to the Company of at least $5,000,000, (E) there has been no other Underwriting Lock-Up Period in the 365 days prior to the date of the Lock-Up Request Notice, and (F) there has been no Grace Period (as defined in the Registration Rights Agreement) during the period beginning on and including the date which is ten days prior to the filing of the registration statement for the proposed offering and ending on and including the first day of the Underwriting Lock-Up Period. If the Company delivers a Lock-Up Request Notice and the underwritten public offering is not consummated within 90 days of the first day of the Underwriting Lock-Up Period, then the Company may not require any additional Underwriting Lock-Up Period pursuant to this Section 4(l). The Mandatory Conversion Date (as defined in the Certificate of Designation) shall be extended by one and one-half times the aggregate number of days of all Underwriting Lock-Up Periods.


         5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s) otherwise permitted hereunder, for (i) the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares and (ii) the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the

1933 Act, all such certificates shall bear the restrictive legend specified in
Section 2(g). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) (prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act) or Sections 4 or 12 of the Certificate of Designation, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Conversion Shares or the Warrant Shares. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form and substance to the Company, that registration of a resale by such Buyer of any of such Securities is not required under the 1933 Act, the Company shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company hereunder to issue and sell the Preferred Shares and Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with written notice thereof:

                  (i) Such Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                  (ii) Such Buyer shall have delivered to the Company the purchase price for the Preferred Shares and Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (iii) The representations and warranties of such Buyer in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a fixed date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

                  (iv) No suit, action or other proceeding shall have been commenced (and be pending) which seeks to restrain or prohibit or questions the validity or legality of the transactions contemplated by the Transaction Documents, nor shall any such suit, action or proceeding be threatened.

                  (v) All consents, Permits, authorizations, approvals, waivers and amendments required for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained.

                  (vi) The Buyers shall have delivered to the Company such other documents relating to the transactions contemplated by the Transaction Documents as the Company or its counsel may reasonably request.

         7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of each Buyer hereunder to purchase the Preferred Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with written notice thereof:

                  (i) The Company shall have executed each of the Transaction Documents, and delivered the same to such Buyer.

                  (ii) The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to counsel for such Buyer.

                  (iii) The Common Stock shall be authorized for quotation on the OTC Board or the Nasdaq SmallCap Market, as applicable, and trading in the Common Stock on the OTC Board or the Nasdaq SmallCap Market, as applicable, shall not have been suspended by the SEC or The Nasdaq Stock Market, Inc.

                  (iv) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c).

                  (v) Such Buyer shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit D attached hereto.

                  (vi) The Company shall have executed and delivered to such Buyer the Preferred Shares and the Warrants (in such denominations as such Buyer shall request) being purchased by such Buyer at the Closing.

                  (vii) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) and in a form reasonably acceptable to such Buyer (the "Resolutions").

                  (viii) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to at least 150% of the number of shares of Common Stock which would be issuable upon conversion of the Preferred Shares and upon exercise of the Warrants.

                  (ix) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each subsidiary in such corporation's jurisdiction of incorporation issued by the Secretary of State of such jurisdiction of incorporation as of a date within 10 days of the Closing.

                  (x) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (a) the Resolutions, (b) the Certificate of Incorporation and (c) Bylaws, each as in effect at the Closing.

                  (xi) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

                  (xii) No suit, action or other proceeding shall have been commenced (and be pending) which seeks to restrain or prohibit or questions the validity or legality of the transactions contemplated by the Transaction Documents, nor shall any such suit, action or proceeding be threatened.

                  (xiii) All consents, Permits, authorizations, approvals, waivers and amendments required for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained.

         8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, the Certificate of Designation or any certificate, instrument or document delivered pursuant thereto, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, the Certificate of Designation or any certificate, instrument or document delivered pursuant thereto, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents by any of the Indemnitees (except (i) to the extent that such cause of action, suit or claim arises out of a breach of the Transaction Documents by the Indemnities or (ii) any cause of action, suit or claim for which indemnification is available pursuant to Section 6 of the Registration Rights Agreement), any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         9.       GOVERNING LAW; MISCELLANEOUS.

                  a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

                  c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between or among the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered therein and, except as specifically set forth therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding.

                  f. Notices. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically generated and kept on file by the sending party); (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           Certified Diabetic Services, Inc.
                           2373 Horseshoe Drive South
                           Naples, Florida  34104
                           Telephone:  (941) 403-0500
                           Facsimile:  (941) 403-4306
                           Attention:  Myron M. Blumenthal

         With  a  copy  to:

                           Bryan Cave LLP
                           245 Park Avenue
                           New York, New York  10167
                           Telephone:  (212) 692-1800
                           Facsimile:  (212) 692-1900
                           Attention:  Stephan J. Mallenbaum

         If to the Transfer Agent:

                           American Stock Transfer & Trust Co., Inc.
                           6201 15th Avenue
                           Brooklyn, New York  11219
                           Telephone:  (718) 921-8261
                           Facsimile:  (718) 921-8337
                           Attention:  Donna Ansbro


         If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers.

         Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number or person to whose attention notices shall be given.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of two-thirds (2/3) of the Preferred Shares then outstanding, except pursuant to a Major Transaction (as defined in Section 3(c) of the Certificate of Designation) in compliance with
Section 3 of the Certificate of Designation. A Buyer may assign some or all of its rights hereunder to affiliates or associates of such Buyer, without the consent of the Company, and to others, with the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

                  h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. Publicity. The Company and one representative selected by the Buyers shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before three (3) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(i) above.

                  m. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires: (a) words in the singular include the plural and in the plural include the singular; (b) "or" is disjunctive but not exclusive;
(c) "including" means "including, without limitation,"; (d) masculine pronouns include the feminine pronouns and feminine pronouns include the masculine pronouns; and all references herein to Sections or Exhibits are references to Sections of or Exhibits to this Agreement unless otherwise specified.

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                      BUYERS:

CERTIFIED DIABETIC SERVICES,                  LEONARDO, L.P.
   INC.                                         By:  Angelo, Gordon & Co., L.P.
                                                Its: General Partner

By: /s/ Myron M. Blumenthal
    __________________________


       Myron M. Blumenthal
Name: ________________________                By: _____________________________

                                                Name: Michael L. Gordon
       Chief Financial Officer                  Its:  Chief Operating Officer
Its:  ________________________

                                              GAM ARBITRAGE INVESTMENTS, INC.
                                                 By:  Angelo, Gordon & Co., L.P.
                                                 Its: Investment Advisor


                                              By: _____________________________
                                                Name: Michael L. Gordon
                                                Its:  Chief Operating Officer


                                               AG SUPER FUND INTERNATIONAL
                                                 PARTNERS, L.P.
                                                 By:  Angelo, Gordon & Co., L.P.
                                                 Its: General Partner


                                              By: _____________________________
                                                Name: Michael L. Gordon
                                                Its:  Chief Operating Officer


                                              RAPHAEL, L.P.


                                              By: _____________________________
                                                Name: Michael L. Gordon
                                                Its:  Chief Operating Officer

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                      BUYERS:

CERTIFIED DIABETIC SERVICES,                  LEONARDO, L.P.
   INC.                                         By:  Angelo, Gordon & Co., L.P.
                                                Its: General Partner

By: __________________________

Name: ________________________                By:  /s/ Michael L. Gordon
                                                   -----------------------------
Its:  ________________________                  Name: Michael L. Gordon
                                                Its:  Chief Operating Officer


                                              GAM ARBITRAGE INVESTMENTS, INC.
                                                 By:  Angelo, Gordon & Co., L.P.
                                                 Its: Investment Advisor

                                              By:  /s/ Michael L. Gordon
                                                   -----------------------------
                                                Name: Michael L. Gordon
                                                Its:  Chief Operating Officer


                                               AG SUPER FUND INTERNATIONAL
                                                 PARTNERS, L.P.
                                                 By:  Angelo, Gordon & Co., L.P.
                                                 Its: General Partner

                                              By:  /s/ Michael L. Gordon
                                                   -----------------------------
                                                Name: Michael L. Gordon
                                                Its:  Chief Operating Officer


                                              RAPHAEL, L.P.

                                              By:  /s/ Michael L. Gordon
                                                   -----------------------------
                                                Name: Michael L. Gordon
                                                Its:  Chief Operating Officer

                                              RAMIUS FUND, LTD.
                                                By:  AG Ramius Partners, L.L.C.
                                                Its: Investment Advisor


                                              By:  /s/ Michael L. Gordon
                                                   -----------------------------
                                                Name: Michael L. Gordon
                                                Its:  Managing Officer


                                              AGR HALIFAX FUND, LTD.
                                                By:  AG Ramius Partners, L.L.C.
                                                Its: Investment Advisor


                                              By: _____________________________
                                                Name:
                                                Its:  Managing Officer


                                              AMRO INTERNATIONAL, S.A.


                                              By: _____________________________
                                                Name: H. U. Bachofen
                                                Its:  Director

                                              RAMIUS FUND, LTD.
                                                By:  AG Ramius Partners, L.L.C.
                                                Its: Investment Advisor


                                              By:
                                                   -----------------------------
                                                Name: Michael L. Gordon
                                                Its:  Managing Officer


                                              AGR HALIFAX FUND, LTD.
                                                By:  AG Ramius Partners, L.L.C.
                                                Its: Investment Advisor


                                              By:  /s/ Peter A. Cohen
                                                 ------------------------------
                                                Name: Peter A. Cohen
                                                Its:  Managing Officer


                                              AMRO INTERNATIONAL, S.A.


                                              By: _____________________________
                                                Name:
                                                Its:

                                              RAMIUS FUND, LTD.
                                                By:  AG Ramius Partners, L.L.C.
                                                Its: Investment Advisor


                                              By:
                                                   -----------------------------
                                                Name: Michael L. Gordon
                                                Its:  Managing Officer


                                              AGR HALIFAX FUND, LTD.
                                                By:  AG Ramius Partners, L.L.C.
                                                Its: Investment Advisor


                                              By:
                                                 ------------------------------
                                                Name:
                                                Its:  Managing Officer


                                              AMRO INTERNATIONAL, S.A.


                                              By: /s/ Michael Klee
                                                  -----------------------------
                                                Name: Michael Klee
                                                Its:


                                                SCHEDULE OF BUYERS

                                                                                           Number of
                                       Investor Address              Purchase              Preferred
      Investor Name                  and Facsimile Number             Price                 Shares              Number of Warrants
      -------------                  --------------------             -----                 ------              ------------------

Leonardo, L.P.               c/o Angelo, Gordon & Co., L.P.          $750,000                 750                    17,500.00
                             245 Park Avenue - 26th Floor
                             New York, New York  10167
                             Attn:  Gary Wolf
                             Facsimile:  212-867-6449

GAM Arbitrage                c/o Angelo, Gordon & Co., L.P.          $100,000                 100                     2,333.33
Investments, Inc.            245 Park Avenue - 26th Floor
                             New York, New York  10167
                             Attn:  Gary Wolf
                             Facsimile:  212-867-6449

AG Super Fund                c/o Angelo, Gordon & Co., L.P.          $100,000                 100                     2,333.33
International Partners,      245 Park Avenue - 26th Floor
L.P.                         New York, New York  10167
                             Attn:  Gary Wolf
                             Facsimile:  212-867-6449

Raphael, L.P.                c/o Angelo, Gordon & Co., L.P.          $100,000                 100                     2,333.33
                             245 Park Avenue - 26th Floor
                             New York, New York  10167
                             Attn:  Gary Wolf
                             Facsimile:  212-867-6449

Ramius Fund, Ltd.            c/o Angelo, Gordon & Co., L.P.          $200,000                 200                     4,666.67
                             245 Park Avenue - 26th Floor
                             New York, New York  10167
                             Attn:  Gary Wolf
                             Facsimile:  212-867-6449

AGR Halifax Fund, Ltd.       c/o CITCO Fund Services (Cayman         $1,250,000              1,250                   29,166.67
                             Islands), Ltd.
                             Corporate Center, West Bay Road
                             P.O. Box 31106 SMB
                             Grand Cayman, Cayman Islands,
                             B.W.I.
                             Attn:  Patrick Agemian
                             Facsimile:  (809) 949-3877

                             Notice address:
                             A.G. Ramius Partners, L.L.C.
                             757 Third Avenue, 27th Floor
                             New York, New York  10017
                             Attn:  Jeffrey M. Solomon
                             Facsimile:  212-845-7999

Amro International, S.A.     c/o Ultra Finance, Ltd.                 $500,000                 500                    11,666.67
                             Grossmunsterplatz 26
                             P.O. Box 4401
                             Zurich, Switzerland CH-8022
                             Attn: H.U. Bachofen
                             Facsimile: 011-411-262-5515

                             Notice address:
                             c/o Jesup & Lamont Securities Corp.
                             650 Fifth Avenue, 3rd Floor
                             New York, New York 10019
                             Attn: Thomas Badian
                             Facsimile: 212-307-7809



                            SCHEDULE OF UNDERWRITERS


A.G. Edwards & Sons Inc.
Bancamerica Robertson Stephens
BT Alex Brown
Cowen & Co.
Cruttendon Roth Incorporated
CS First Boston
Dain Bosworth Incorporated
Deutsche Morgan Grenfell
Donaldson Lufkin & Jenrette Securities Corporation
Fahnestock & Co., Inc.
Furman Selz Incorporated
Genesis Merchant Securities
Goldman Sachs & Co.
Hambrecht & Quist
Invermed Associates
J.P. Morgan & Company
Jesup & Lamont Securities Corporation
Lehman Brothers Inc.
Merrill Lynch & Co.
Morgan Stanley, Dean Witter, Discover & Co.
NationsBank Montgomery Securities
Needham & Company, Inc.
Oppenheimer & Co.
Pacific Growth Equities Inc.
Paine Webber
Piper Jaffray Inc.
Prudential Bache Securities
Punk Ziegel & Knoll
Raymond James & Associates, Inc.
Smith Barney Salomon Inc
SBC Warburg/Dillon Read
UBS Securities, Inc.
Vector Securities
Wedbush Morgan Securities